EXHIBIT 21

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2013

Magellan Midstream Partners, L.P., a Delaware limited partnership and the Registrant

Magellan GP, LLC, a Delaware limited liability company and the general partner of the Registrant

MGG GP Holdings, LLC, a Delaware limited liability company

Magellan Ammonia Pipeline, L.P., a Delaware limited partnership

Magellan Asset Services, L.P., a Delaware limited partnership

Magellan Crude Oil Pipeline Company, L.P., a Delaware limited partnership

Magellan Midstream Holdings GP, LLC, a Delaware limited liability company

Magellan NGL, LLC, a Delaware limited liability company

Magellan OLP, L.P., a Delaware limited partnership

Magellan Operating GP, LLC, a Delaware limited liability company

Magellan Pipeline Company, L.P., a Delaware limited partnership

Magellan Pipeline GP, LLC, a Delaware limited liability company

Magellan Pipeline Terminals, L.P., a Delaware limited partnership

Magellan Pipelines Holdings, L.P., a Delaware limited partnership

Magellan Terminals Holdings, L.P., a Delaware limited partnership